Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
CKE Restaurants, Inc.:
     We consent to the incorporation by reference in the registration statements (No. 333-111284) on Form S-3, (No. 333-75880) on Form S-4, and (Nos. 333-126681, 333-104957, 333-83666, 333-83601, 333-76884, 333-41266, 333-12399, 33-56313, 33-55337, 33-53089-01, 33-31190-01 and 2-86142-01) on Form S-8 of CKE Restaurants, Inc., of our reports dated April 5, 2006, with respect to the consolidated balance sheets of CKE Restaurants, Inc. and subsidiaries as of January 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended January 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2006, and the effectiveness of internal control over financial reporting as of January 31, 2006, which reports appear in the January 31, 2006 annual report on Form 10-K of CKE Restaurants, Inc.
/s/ KPMG LLP
Costa Mesa, California
April 5, 2006